Exhibit 99

OFG Bancorp Reports 2Q15 Results

SAN JUAN, Puerto Rico, July 24, 2015 – OFG Bancorp (NYSE: OFG) today reported results for the second quarter ended June 30, 2015.

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented, “While a few quarter specific items caused us to post a loss in 2Q15, our core business performed well and capital continues to be strong.”

2Q15 Highlights

•         Loss of $6.6 million, or ($0.15) per share, compared to a loss of $6.5 million, or ($0.14) per share, in the preceding quarter, and a profit of $17.8 million, or $0.38 per share diluted, in the year ago quarter.

•         Compared to 1Q15, 2Q15 results were adversely impacted by:

o   Absence of $4.2 million in tax free interest income from loans to the Puerto Rico Electric Power Authority (PREPA) and the Puerto Rico Aqueduct and Sewer Authority (PRASA).

1.    PREPA: Interest payments on the $200 million loan, which is on non-accrual status, are being applied to the principal.

2.    PRASA: The $75 million remaining balance was paid-off on June 1, 2015.

o   $10.2 million increase in FDIC commercial loss share amortization (from $13.1 million to $23.2 million) related to the scheduled expiration of the Eurobank commercial loss sharing agreement with the FDIC. Going forward, the loss share amortization for remaining residential mortgages should be significantly lower.

o   $4.5 million of additional loss in Other Real Estate Owned (OREO) due to revised collateral values as part of ongoing and proactive de-risking efforts.

•         Partially offsetting the above was:

o   $26.7 million decline in the total provision for loan and lease losses. This reflects no additional PREPA provision ($24.0 million in 1Q15) because the government utility and its creditors are actively working on a repayment agreement. Additionally, no provision was required on FDIC covered commercial loans ($4.8 million in 1Q15).

o   Continued growth of the Oriental Bank franchise through the opening of new retail deposit accounts, reduced cost of total deposits, and strong levels of core non-interest fee revenues and loan production.

o   Improved credit, with declines in net charge-offs, total delinquencies and non-performing loans.

•         Puerto Rico central government and public corporation balances declined 20.7% to $301.3 million at June 30, 2015 from $380.1 million at March 31, 2015. This excludes $214.0 million in term loans to five municipal governments that are completely separate entities with their own sources of tax revenues.

•         Tangible book value and book value per common share declined to $14.67 and $16.81 from $15.12 and $17.25, respectively, at March 31, 2015. Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

CEO Comment

In commenting on 2Q15 results, Mr. Fernández stated, “This quarter demonstrates our discipline in navigating one of the most difficult operating environments in banking today.

“Our core business performed well as we continued to grow Oriental Bank’s franchise serving the commercial and consumer sectors. We experienced strong generation of quality loans with good pricing discipline, strong fee revenue levels, and good core expense management. Oriental’s retail deposit base and mortgage and consumer loan businesses continued to benefit from successful marketing attracting new customers. In addition, credit continued to improve as evidenced, among other things, by lower provisions and net charge-offs while we maintained provisions at 1.20-1.25% of net charge-offs, increasing the allowance levels.

“However, the absence of tax-free interest income from the PREPA and PRASA loans was a drag on NIM and earnings in general. With the scheduled expiration of our commercial loss share agreement with the FDIC, we incurred a final write down of the remaining amortization asset for covered commercial loans. In addition, we de-risked our non-covered portfolio by updating valuations of certain underlying collaterals and adopted a restitution program in our broker-dealer subsidiary.

“Looking ahead, prevailing economic conditions in Puerto Rico are challenging and uncertain. Our strategy is to be vigilant in managing our risk exposure and the factors under our control. We urge the Central Government to act quickly and in cooperation with the investment community to restart the Puerto Rico economy, which has now been stalled for nearly a decade.

“Our ultimate goals remain the same: build the Oriental franchise, further affirming our reputation as the best bank in Puerto Rico; maximize our profitability and capital; preserve our flexibility to pursue strategic alternatives; and deploy our strong capital base to increase shareholder return in a sustainable manner.”

2Q15 Income Statement Highlights

The following compares data for the second quarter 2015 to the first quarter 2015 unless otherwise noted.

•         Total interest income declined $7.6 million to $99.4 million. This reflected:

o   Lower loan income from PREPA ($3.6 million) and PRASA ($0.6 million), as noted above, and from covered loans ($2.8 million) as balances continued to pay down.

o   Growth in loan income from all other originated loans offsetting declines in all other acquired non-covered loans.

o   $0.6 million in higher premium amortization on investment securities.

•         Total interest expense fell slightly to $17.1 million as we continued to improve the deposit funding profile with decreases in rates.

•         Net Interest Margin declined to 4.92% from 5.42%, primarily reflecting the loss of income from the PREPA and PRASA loans.

•         Provision for loan and lease losses fell $26.7 million to $15.5 million. This reflected no additional PREPA and covered loan provisioning, as previously mentioned, and $1.3 million decline in provision on other originated and acquired loans.

•         Total core non-interest income increased slightly to $19.4 million. This reflected increased or sustained levels of revenue across the board in wealth management, banking services and mortgage banking activity.

•         FDIC indemnification asset amortization increased $10.2 million, as mentioned above, to $23.2 million. The indemnification asset was $22.7 million at June 30, 2015 versus $75.2 million at March 31, 2015.

•         Non-interest expenses increased $8.1 million, to $64.4 million. This primarily reflected the following non-recurring expenses:

1.    The aforementioned $4.5 million increased OREO loss and $1.8 million restitution program by our broker-dealer subsidiary.

2.    $1.1 million to close a branch and other quarter specific expenses.

2Q15 Business Activity Highlights

The following compares data for the second quarter 2015 to the first quarter 2015 unless otherwise noted.

•         Total new loan production (excluding renewals) increased 19.7% to $286.7 million.

•         Commercial loan production increased 40.7% to $120.5 million, reflecting the pipeline that was starting to build in 1Q15.

•         Residential mortgage loan production, most of which is sold into the secondary market, increased 5.0% to $64.8 million as Oriental continued to expand its market share.

•         Consumer loan production increased 52.3% to $39.8 million due to improved marketing and a larger client base.

•         Auto loan production declined 6.6% to $61.5 million. This reflects increased competition from the captive finance arms of manufacturers, and our own initiative to increase FICO score requirements to improve credit.

•         Cost of deposits declined 5 basis points to 0.65% from 1Q15 and 22 basis points from 0.87% in 2Q14, as a result of reductions in demand, savings, time and brokered deposit rates.

June 30, 2015 Balance Sheet Highlights

The following compares data as of June 30, 2015 to March 31, 2015 or for the second quarter 2015 to the first quarter 2015 unless otherwise noted.

•         Average interest earning assets increased slightly to $6.71 billion. This reflected an increase in total investments as OFG reinvested excess cash from repayments of loans and investment securities, and increased originated loans, all of which more than offset declines in acquired and covered loans due to normal pay downs.

•         Total stockholders’ equity declined $24.8 million to $911.6 million. This primarily reflected a $10.9 million decrease in retained earnings and a $10.0 million decrease in other comprehensive income.

Credit Quality Highlights

The following compares data for the second quarter 2015 to the first quarter 2015 unless otherwise noted.

•         Net charge-offs declined 10.1% to $7.7 million as we continued to fine tune our collection efforts to evolving credit trends. Net charge-offs have declined three quarters in a row.

•         Total delinquency rate  declined 88 basis points to 7.72% primarily due to improvements in the mortgage, consumer and auto loan portfolios. The total delinquency rate has declined three quarters in a row.

•         Non-performing loan rate declined 20 basis points to 10.44%.

•         Allowance for loan and lease losses increased $2.2 million to $79.0 million. This resulted in coverage of 2.67% of loans held for investment compared to 2.64%.

Capital Position

The following compares data for the second quarter 2015 to the first quarter 2015.

•         Tangible common equity to total tangible assets declined to 8.91% from 9.29% based on a 3.6% decrease in tangible common equity to $650.9 million and a 0.5% increase in tangible assets to $7.3 billion.

•         Common Equity Tier 1 Capital Ratio (using Basel III methodology) was 12.25% compared to 12.63%.

•         Total risk-based capital ratio declined to 17.40% from 17.69% based on a 2.1% decline in total risk-based capital to $868.6 million and a 0.4% decline in total risk weighted assets to $5.0 billion.

Conference Call

A conference call to discuss OFG’s results for the second quarter 2015, outlook and related matters will be held today, Friday, July 24, 2015 at 11:15 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the second quarter ended June 30, 2015, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 51st year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 52 financial centers and 332 ATMs. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2015 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4-5
Table 4:	Information on Loan Portfolio and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7-8
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	9-10
Table 7:	Allowance for Loan and Lease Losses	11
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	12
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	13-14
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	15
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2015	2015	2014	2014	2014	2015	2014
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4	Q3	Q2	YTD	YTD
Earnings
Net interest income		$82,292	$89,635	$97,128	$101,871	$106,078	$171,927	$209,476
Non-interest income, net (core)	(2)	19,359	19,223	20,981	18,963	18,885	38,582	38,004
Non-interest expense		64,437	56,332	61,898	59,575	59,848	120,769	121,252
Pre-provision net revenues		37,214	52,526	56,211	61,259	65,115	89,740	126,228
Provision for loan and lease losses	(3)	15,539	42,193	16,877	17,257	14,815	57,732	26,506
FDIC shared-loss expense, net		23,245	13,084	11,980	16,934	18,355	36,329	36,842
Net (loss) income before income taxes		(2,340)	(2,009)	27,449	27,530	31,922	(4,349)	67,454
Net (loss) income		(3,109)	(2,988)	20,593	19,532	21,309	(6,097)	45,056
Net (loss) income available to common stockholders		$(6,575)	$(6,453)	$17,127	$16,067	$17,843	$(13,028)	$38,125
Common Share Statistics
(Loss) earnings per common share - basic	(4)	$(0.15)	$(0.14)	$0.38	$0.36	$0.40	$(0.29)	$0.84
(Loss) earnings per common share - diluted	(5)	$(0.15)	$(0.14)	$0.36	$0.34	$0.38	$(0.29)	$0.80
Average common shares outstanding		44,505	44,634	44,705	45,054	45,014	44,569	45,170
Average common shares outstanding and equivalents		51,774	51,977	52,000	52,362	52,352	51,876	52,476
Cash dividends per common share	(6)	$0.10	$0.10	$0.10	$0.08	$0.08	$0.20	$0.16
Book value per common share (period end)		$16.81	$17.25	$17.40	$16.96	$16.87	$16.81	$16.87
Tangible book value per common share (period end)	(7)	$14.67	$15.12	$15.25	$14.82	$14.71	$14.67	$14.71
Balance Sheet (Average Balances)
Loans held for investment	(8)	$4,748,145	$4,794,432	$4,856,143	$4,939,895	$5,019,381	$4,806,490	$5,013,404
Interest-earning assets		6,708,519	6,703,286	6,817,770	6,923,410	6,972,134	6,741,247	7,093,562
Total assets		7,329,277	7,375,974	7,528,917	7,646,430	7,736,711	7,352,496	7,888,094
Interest-bearing deposits		3,986,700	4,167,592	4,261,729	4,397,077	4,514,556	4,076,646	4,573,431
Borrowings		1,466,103	1,378,344	1,431,076	1,457,908	1,470,669	1,422,467	1,551,278
Stockholders' equity		929,867	948,302	936,218	919,804	914,395	939,043	904,556
Common stockholders' equity		763,997	782,432	770,348	753,934	748,525	773,173	738,686
Performance Metrics
Net interest margin	(9)	4.92%	5.42%	5.65%	5.84%	6.10%	5.14%	5.96%
Return on average assets	(10)	-0.17%	-0.16%	1.09%	1.02%	1.10%	-0.17%	1.14%
Return on average tangible common stockholders' equity	(11)	-3.93%	-3.76%	10.16%	9.78%	10.96%	-3.84%	11.89%
Efficiency ratio	(12)	63.39%	51.75%	52.41%	49.30%	47.89%	57.37%	48.99%
Full-time equivalent employees, period end		1,507	1,510	1,567	1,570	1,575	1,507	1,575
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$78,989	$76,759	$51,441	$50,279	$50,638	$78,989	$50,638
Allowance as a % of loans held for investment		2.67%	2.64%	1.81%	1.84%	1.92%	2.67%	1.92%
Net charge-offs		$7,723	$8,592	$8,640	$8,928	$6,300	$16,315	$11,499
Net charge-off rate	(13)	1.06%	1.21%	1.25%	1.34%	0.96%	1.13%	0.91%
Early delinquency rate (30 - 89 days past due)		4.84%	4.67%	4.91%	5.20%	4.85%	4.84%	4.85%
Total delinquency rate (30 days and over)		7.72%	8.60%	8.99%	9.27%	8.61%	7.72%	8.61%
Capital Ratios	(14)(24)
Leverage ratio		11.05%	11.23%	10.61%	10.51%	10.26%	11.05%	10.26%
Common equity Tier 1 capital ratio		12.25%	12.63%	N/A	N/A	N/A	12.25%	N/A
Tier 1 common equity ratio		N/A	N/A	11.88%	11.86%	11.47%	N/A	11.47%
Tier 1 risk-based capital ratio		15.84%	16.14%	16.02%	15.96%	15.49%	15.84%	15.49%
Total risk-based capital ratio		17.40%	17.69%	17.57%	17.50%	17.30%	17.40%	17.30%
Tangible common equity ("TCE") ratio		8.91%	9.29%	9.25%	8.81%	8.70%	8.91%	8.70%

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended					Six-Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2015	2015	2014	2014	2014	2015	2014
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$77,746	$81,979	$85,615	$87,662	$88,064	$159,725	$173,307
Loans covered under shared-loss agreements with the FDIC		12,758	15,504	19,816	20,886	24,879	28,262	48,267
Total interest income from loans		90,504	97,483	105,431	108,548	112,943	187,987	221,574
Investment securities		8,909	9,518	10,551	11,753	12,957	18,427	27,400
Total interest income		99,413	107,001	115,982	120,301	125,900	206,414	248,974
Interest expense:
Deposits
Core deposits		5,519	5,938	6,887	6,410	7,875	11,457	15,537
Brokered deposits		1,085	1,166	1,263	1,251	1,290	2,251	2,606
Total deposits		6,604	7,104	8,150	7,661	9,165	13,708	18,143
Borrowings		10,517	10,262	10,704	10,769	10,657	20,779	21,355
Total interest expense		17,121	17,366	18,854	18,430	19,822	34,487	39,498
Net interest income		82,292	89,635	97,128	101,871	106,078	171,927	209,476
Provision for loan and lease losses, excluding acquired loans	(3)	9,953	33,912	9,802	8,569	7,431	43,865	13,056
Provision for acquired loan and lease losses	(1)	5,586	8,281	7,075	8,688	7,384	13,867	13,450
Total provision for loan and lease losses, net		15,539	42,193	16,877	17,257	14,815	57,732	26,506
Net interest income after provision for loan and lease losses		66,753	47,442	80,251	84,614	91,263	114,195	182,970
Non-interest income:
Banking service revenues		10,212	10,205	10,407	9,753	9,995	20,417	20,552
Wealth management revenues		7,285	7,155	8,539	7,113	7,336	14,440	14,203
Mortgage banking activities		1,862	1,863	2,035	2,097	1,554	3,725	3,249
Total banking and wealth management revenues		19,359	19,223	20,981	18,963	18,885	38,582	38,004
FDIC shared-loss expense, net	(15)	(23,245)	(13,084)	(11,980)	(16,934)	(18,355)	(36,329)	(36,842)
Other gains (losses), net		(770)	742	95	462	(23)	(28)	4,574
Total non-interest (loss) income, net		(4,656)	6,881	9,096	2,491	507	2,225	5,736
Non-interest expense:
Compensation and employee benefits		19,260	20,180	20,396	18,592	20,707	39,440	42,494
Rent and occupancy costs		8,883	8,636	9,026	8,770	8,605	17,519	16,914
Other non-recurring expenses	(16)	-	-	3,800	-	-	-	-
General and administrative expenses		36,294	27,516	28,676	32,213	30,536	63,810	61,844
Total non-interest expense		64,437	56,332	61,898	59,575	59,848	120,769	121,252
(Loss) income before income taxes		(2,340)	(2,009)	27,449	27,530	31,922	(4,349)	67,454
Income tax expense		769	979	6,856	7,998	10,613	1,748	22,398
Net (loss) income		(3,109)	(2,988)	20,593	19,532	21,309	(6,097)	45,056
Less: dividends on preferred stock
Convertible preferred stock		(1,837)	(1,838)	(1,838)	(1,837)	(1,838)	(3,675)	(3,675)
Other preferred stock		(1,629)	(1,627)	(1,628)	(1,628)	(1,628)	(3,256)	(3,256)
Net (loss) income available to common shareholders		$(6,575)	$(6,453)	$17,127	$16,067	$17,843	$(13,028)	$38,125

3
OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2015	2015	2014	2014	2014
Cash and cash equivalents		$559,621	$694,308	$581,834	$704,146	$611,655
Investments:
Trading securities		786	964	1,594	1,687	1,613
Investment securities available-for-sale, at fair value, with amortized cost of $1,023,573
(March 31, 2015 - $1,092,040; December 31, 2014 - $1,187,679; September 30, 2014 - $1,249,769;
June 30, 2014 - $1,385,438)
Mortgage-backed securities		1,020,493	1,099,814	1,190,391	1,247,161	1,314,677
Other investment securities		23,826	25,888	26,147	26,718	104,281
Total investment securities available-for-sale		1,044,319	1,125,702	1,216,538	1,273,879	1,418,958
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $547,776
(March 31, 2015 - $175, 856; December 31, 2014 - $164,154; September 30, 2014 - $144,217;
June 30, 2014 - $26,844)		550,553	172,847	162,752	144,305	26,706
Federal Home Loan Bank (FHLB) stock, at cost		20,826	21,148	21,169	21,189	24,381
Other investments		3	3	3	65	65
Total investments		1,616,487	1,320,664	1,402,056	1,441,125	1,471,723
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies		515,274	593,281	618,998	626,831	655,429
Other Commercial Loans		1,356,735	1,260,938	1,241,971	1,211,526	1,198,618
		1,872,009	1,854,219	1,860,969	1,838,357	1,854,047
Mortgage	(32)	1,388,994	1,435,463	1,447,873	1,461,294	1,480,070
Consumer		273,003	260,421	261,992	259,636	254,966
Auto and Leasing		961,659	985,147	1,007,597	1,030,449	1,054,945
Total loans receivable not covered under shared-loss agreements with the FDIC, gross		4,495,665	4,535,250	4,578,431	4,589,736	4,644,028
Less: Deferred loan costs, net		3,877	4,433	4,282	3,575	3,236
Total loans receivable not covered under shared-loss agreements with the FDIC		4,499,542	4,539,683	4,582,713	4,593,311	4,647,264
Allowance for loan and lease losses on non-covered loans		(102,877)	(96,375)	(69,517)	(64,859)	(60,360)
Loans receivable held for investment, net		4,396,665	4,443,308	4,513,196	4,528,452	4,586,904
Mortgage loans held for sale		20,768	23,464	14,539	16,757	14,792
Total loans not covered under shared-loss agreements with the FDIC, net		4,417,433	4,466,772	4,527,735	4,545,209	4,601,696

Loans covered under shared-loss agreements with the FDIC		293,486	328,458	363,156	373,920	393,859
Allowance for loan and lease losses on covered loans		(71,452)	(70,651)	(64,245)	(62,227)	(59,515)
Loans covered under shared-loss agreements with the FDIC, net		222,034	257,807	298,911	311,693	334,344
Total loans, net		4,639,467	4,724,579	4,826,646	4,856,902	4,936,040
Other assets:
FDIC shared-loss indemnification asset	(33)	22,704	75,221	97,378	120,619	143,660
Derivative assets		4,376	6,211	8,107	8,445	9,558
Prepaid expenses		16,492	11,264	16,018	18,375	17,422
Deferred tax asset, net		138,406	121,930	108,708	121,217	123,298
Foreclosed real estate and repossessed properties	(34)	95,994	113,863	117,461	122,297	119,110
Premises and equipment, net		76,486	78,745	80,599	82,099	82,167
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(17)(18)(19)	142,223	131,302	124,233	112,045	109,443
Total assets		$7,398,325	$7,364,156	$7,449,109	$7,673,339	$7,710,145

4

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (Continued)
		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2015	2015	2014	2014	2014
Deposits:
Demand deposits	(20)	$1,936,617	$2,025,291	$1,997,108	$2,132,073	$2,135,369
Savings accounts	(20)	1,250,460	1,336,209	1,292,698	1,169,330	1,136,155
Time deposits		957,246	965,611	1,015,290	1,098,128	1,151,234
Brokered deposits		605,361	567,122	619,310	669,644	718,475
Total deposits		4,749,684	4,894,233	4,924,406	5,069,175	5,141,233
Borrowings:
Securities sold under agreements to repurchase		1,161,136	927,168	980,087	1,012,228	1,012,233
Advances from FHLB and other borrowings		335,481	335,597	338,334	338,659	364,077
Subordinated capital notes		102,109	101,846	101,584	101,190	100,797
Total borrowings		1,598,726	1,364,611	1,420,005	1,452,077	1,477,107
Other liabilities:
Securities purchased but not yet received		-	-	-	30,057	-
Derivative liabilities		8,739	11,113	11,221	11,414	13,617
Acceptances outstanding		16,040	21,848	17,989	21,077	17,581
Accrued expenses and other liabilities	(32)	113,537	135,972	133,291	159,541	135,405
Total liabilities		6,486,726	6,427,777	6,506,912	6,743,341	6,784,943
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,626	52,761	52,730
Additional paid-in capital		539,669	539,222	539,311	539,522	538,936
Legal surplus		69,934	70,097	70,467	68,437	66,438
Retained earnings		159,737	170,605	181,152	170,519	160,055
Treasury stock, at cost	(21)	(100,668)	(96,495)	(97,070)	(90,652)	(90,712)
Accumulated other comprehensive income, net		14,301	24,324	19,711	13,411	21,755
Total stockholders' equity		911,599	936,379	942,197	929,998	925,202
Total liabilities and stockholders' equity		$7,398,325	$7,364,156	$7,449,109	$7,673,339	$7,710,145

5

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2015	2015	2014	2014	2014
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,382,742	$1,457,656	$1,553,988	$1,660,521	$1,804,645
Period-end carrying amount, gross		1,346,277	1,410,558	1,491,806	1,577,545	1,676,677
Average carrying amount		1,353,690	1,444,936	1,516,571	1,636,983	1,720,553
Accounted for under ASC 310-20
Period-end unpaid principal balance		193,630	215,173	241,569	280,389	318,970
Period-end carrying amount		192,524	214,622	242,801	285,076	326,602
Average carrying amount		231,732	242,108	271,029	298,262	340,940
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		469,077	540,717	607,893	648,995	707,120
Period-end carrying amount, net		222,034	257,807	298,911	311,693	334,344
Average carrying amount		235,376	274,731	303,012	331,778	343,351

Total acquired loans
Period-end unpaid principal balance		2,045,449	2,213,546	2,403,450	2,589,905	2,830,735
Period-end carrying amount		1,760,835	1,882,987	2,033,518	2,174,314	2,337,623
Average carrying amount		1,820,798	1,961,774	2,090,612	2,267,023	2,404,844

Non-acquired loans held for investment:
Period-end unpaid principal balance		2,989,789	2,937,819	2,863,277	2,749,421	2,659,198
Period-end carrying amount		2,956,864	2,910,070	2,843,824	2,727,115	2,640,749
Average carrying amount		2,927,347	2,832,658	2,765,531	2,672,872	2,614,537

Total loans
Period-end unpaid principal balance		$5,035,238	$5,151,365	$5,266,727	$5,339,326	$5,489,933
Period-end carrying amount		4,717,699	4,793,057	4,877,342	4,901,429	4,978,372
Average carrying amount		4,748,145	4,794,432	4,856,143	4,939,895	5,019,381

		2015	2015	2014	2014	2014
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Quarterly loan production	(22)
Mortgage		$64,826	$61,717	$57,226	$55,299	$51,999
Commercial		120,500	85,664	83,430	90,067	45,432
Consumer		39,837	26,161	28,902	28,689	34,530
Auto and Leasing		61,545	65,907	69,335	68,519	89,630
Total		$286,708	$239,449	$238,893	$242,574	$221,591

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2015 Q2			2015 Q1			2014 Q4			2014 Q3			2014 Q2
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$483,507	$322	0.27%	$564,237	$323	0.23%	$551,238	$360	0.26%	$593,391	$316	0.21%	$559,230	$351	0.25%
Investment securities	1,476,867	8,587	2.33%	1,344,617	9,195	2.77%	1,410,389	10,191	2.87%	1,390,124	11,437	3.26%	1,393,523	12,606	3.63%
Loans
Non-acquired loans	2,927,347	44,239	6.06%	2,832,658	46,284	6.63%	2,765,531	45,925	6.59%	2,672,872	44,706	6.64%	2,614,537	43,083	6.61%
Acquired loans accounted for under ASC 310-30	1,353,690	28,003	8.30%	1,444,936	31,470	8.83%	1,516,571	35,213	9.21%	1,636,983	38,340	9.29%	1,720,553	39,714	9.26%
Acquired loans accounted for under ASC 310-20	231,732	5,504	9.53%	242,108	4,225	7.08%	271,029	4,477	6.55%	298,262	4,616	6.14%	340,940	5,267	6.20%
Loans not covered under shared-loss agreements with the FDIC	4,512,769	77,746	6.91%	4,519,702	81,979	7.36%	4,553,131	85,615	7.46%	4,608,117	87,662	7.55%	4,676,030	88,064	7.55%
Loans covered under shared-loss agreements with the FDIC	235,376	12,758	21.74%	274,731	15,504	22.89%	303,012	19,816	25.95%	331,778	20,886	24.98%	343,351	24,879	29.06%
Total loans	4,748,145	90,504	7.65%	4,794,432	97,483	8.25%	4,856,143	105,431	8.61%	4,939,895	108,548	8.72%	5,019,381	112,943	9.03%
Total interest-earning assets	$6,708,519	$99,413	5.94%	$6,703,286	$107,001	6.47%	$6,817,770	$115,982	6.75%	$6,923,410	$120,301	6.89%	$6,972,134	$125,900	7.24%

Interest bearing liabilities:
Deposits
NOW accounts	$1,144,931	$1,073	0.38%	$1,260,952	$1,281	0.41%	$1,353,334	$1,652	0.48%	$1,413,776	$1,817	0.51%	$1,443,824	$2,208	0.61%
Savings accounts	1,300,001	1,662	0.51%	1,314,360	1,734	0.54%	1,224,708	1,829	0.59%	1,154,712	1,780	0.61%	1,168,911	2,192	0.75%
Time deposits	969,818	2,624	1.09%	990,091	2,976	1.22%	1,052,552	3,426	1.29%	1,128,333	3,769	1.33%	1,192,447	3,972	1.34%
Brokered deposits	571,950	1,085	0.76%	602,189	1,166	0.79%	631,135	1,331	0.84%	700,256	1,400	0.79%	709,374	1,468	0.83%
	3,986,700	6,444	0.65%	4,167,592	7,157	0.70%	4,261,729	8,238	0.77%	4,397,077	8,766	0.79%	4,514,556	9,840	0.87%
Fair value premium amortization and core deposit intangible amortization	-	160	-	-	(53)	-	-	(88)	-	-	(1,105)	-	-	(675)	-
Total deposits	3,986,700	6,604	0.66%	4,167,592	7,104	0.69%	4,261,729	8,150	0.76%	4,397,077	7,661	0.69%	4,514,556	9,165	0.81%
Borrowings
Securities sold under agreements to repurchase	1,020,077	7,394	2.91%	939,377	7,164	3.09%	990,932	7,415	2.97%	1,010,000	7,453	2.93%	1,010,000	7,372	2.93%
Advances from FHLB and other borrowings	344,088	2,248	2.62%	337,292	2,235	2.69%	338,815	2,287	2.68%	346,977	2,314	2.65%	360,130	2,289	2.55%
Subordinated capital notes	101,938	875	3.44%	101,675	863	3.44%	101,329	1,002	3.92%	100,931	1,002	3.94%	100,539	996	3.97%
Total borrowings	1,466,103	10,517	2.88%	1,378,344	10,262	3.02%	1,431,076	10,704	2.97%	1,457,908	10,769	2.93%	1,470,669	10,657	2.91%
Total interest-bearing liabilities	$5,452,803	$17,121	1.26%	$5,545,936	$17,366	1.27%	$5,692,805	$18,854	1.31%	$5,854,985	$18,430	1.25%	$5,985,225	$19,822	1.33%
Interest rate spread		$82,292	4.68%		$89,635	5.20%		$97,128	5.44%		$101,871	5.64%		$106,078	5.91%
Net interest margin			4.92%			5.42%			5.65%			5.84%			6.10%

7

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2015 YTD			2014 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$523,649	$645	0.25%	$574,509	$635	0.22%
Investment securities	1,411,108	17,783	2.54%	1,505,649	26,766	3.58%
Loans
Non-acquired loans	2,880,264	90,522	6.34%	2,518,566	82,015	6.57%
Acquired loans accounted for under ASC 310-30	1,392,255	59,473	8.61%	1,762,810	79,984	9.15%
Acquired loans accounted for under ASC 310-20	278,918	9,729	7.03%	382,621	11,308	5.96%
Loans not covered under shared-loss agreements with the FDIC	4,551,437	159,724	7.08%	4,663,997	173,307	7.49%
Loans covered under shared-loss agreements with the FDIC	255,053	28,262	22.35%	349,407	48,267	27.86%
Total loans	4,806,490	187,986	7.89%	5,013,404	221,574	8.91%
Total interest-earning assets	$6,741,247	$206,414	6.17%	$7,093,562	$248,975	7.08%

Interest bearing liabilities:
Deposits
NOW accounts	$1,202,621	$2,354	0.39%	$1,451,547	$4,531	0.63%
Savings accounts	1,307,141	3,396	0.52%	1,148,918	4,488	0.79%
Time deposits	979,898	5,600	1.15%	1,242,617	8,378	1.36%
Brokered deposits	586,986	2,251	0.77%	730,349	2,984	0.82%
	4,076,646	13,601	0.67%	4,573,431	20,381	0.90%
Fair value premium amortization and core deposit intangible amortization	-	107	-	-	(2,238)	-
Total deposits	4,076,646	13,708	0.68%	4,573,431	18,143	0.80%
Borrowings
Securities sold under agreements to repurchase	979,950	14,558	3.00%	1,082,968	14,784	2.75%
Advances from FHLB and other borrowings	340,709	4,483	2.65%	367,953	4,583	2.51%
Subordinated capital notes	101,808	1,738	3.44%	100,357	1,988	3.99%
Total borrowings	1,422,467	20,779	2.95%	1,551,278	21,355	2.78%
Total interest-bearing liabilities	$5,499,113	$34,487	1.26%	$6,124,709	$39,498	1.30%
Interest rate spread		$171,927	4.91%		$209,477	5.78%
Net interest margin			5.14%			5.96%

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2015	2015	2014	2014	2014
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs		$1,356	$1,414	$1,245	$1,563	$987
Recoveries		(67)	-	(54)	(138)	(88)
Total mortgage		1,289	1,414	1,191	1,425	899
Commercial:
Charge-offs		497	992	381	1,081	543
Recoveries		(219)	(89)	(64)	(56)	(115)
Total commercial		278	903	317	1,025	428
Consumer:
Charge-offs		2,309	1,676	1,962	1,585	1,397
Recoveries		(390)	(153)	(113)	(66)	(244)
Total consumer		1,919	1,523	1,849	1,519	1,153
Auto and Leasing:
Charge-offs		7,662	8,136	8,047	7,393	5,956
Recoveries		(3,425)	(3,384)	(2,764)	(2,434)	(2,136)
Total auto and leasing		4,237	4,752	5,283	4,959	3,820
Total		$7,723	$8,592	$8,640	$8,928	$6,300
Net Charge-off Rates
Mortgage		0.66%	0.72%	0.61%	0.72%	0.46%
Commercial		0.08%	0.28%	0.10%	0.34%	0.14%
Consumer		3.99%	3.36%	4.23%	3.77%	3.13%
Auto and Leasing		2.74%	3.20%	3.73%	3.73%	3.15%
Total		1.06%	1.21%	1.25%	1.34%	0.96%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$750,226	$752,087	$749,511	$751,040	$749,676
GNMA's buy-back option program	(32)	6,961	37,458	42,243	40,066	38,329
Total mortgage		757,187	789,545	791,754	791,106	788,005
Commercial		1,363,851	1,324,904	1,289,730	1,217,235	1,183,172
Consumer		212,628	193,658	186,759	175,882	161,538
Auto and Leasing		623,198	601,963	575,581	542,892	508,034
Total		$2,956,864	$2,910,070	$2,843,824	$2,727,115	$2,640,749
Average Loans Held For Investment
Mortgage		$782,753	$787,330	$787,121	$789,204	$773,425
Commercial		1,333,276	1,269,104	1,236,976	1,190,607	1,209,346
Consumer		192,572	181,464	175,049	161,147	147,230
Auto and Leasing		618,746	594,760	566,385	531,914	484,536
Total		$2,927,347	$2,832,658	$2,765,531	$2,672,872	$2,614,537

9

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2015	2015	2014	2014	2014
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$68,515	$63,060	$68,671	$76,236	$70,453
Commercial		5,532	4,453	2,814	2,776	4,258
Consumer		3,089	3,957	3,525	3,287	2,797
Auto and Leasing		66,044	64,287	64,574	59,493	50,667
Total		$143,180	$135,757	$139,584	$141,792	$128,175
Early Delinquency Rates (30 - 89 days past due)
Mortgage		9.05%	7.99%	8.67%	9.64%	8.94%
Commercial		0.41%	0.34%	0.22%	0.23%	0.36%
Consumer		1.45%	2.04%	1.89%	1.87%	1.73%
Auto and Leasing		10.60%	10.68%	11.22%	10.96%	9.97%
Total		4.84%	4.67%	4.91%	5.20%	4.85%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$127,609	$122,597	$124,559	$128,556	$115,180
GNMA's buy-back option program	(32)	6,961	37,458	42,243	40,066	38,329
Total mortgage		134,570	160,055	166,802	168,622	153,509
Commercial		16,062	13,518	12,164	12,109	12,437
Consumer		4,244	5,207	4,689	4,365	3,923
Auto and Leasing		73,464	71,482	71,994	67,772	57,620
Total		$228,340	$250,262	$255,649	$252,868	$227,489
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		16.85%	15.53%	15.73%	16.25%	14.62%
GNMA's buy-back option program	(32)	0.92%	4.74%	5.34%	5.06%	4.86%
Total mortgage		17.77%	20.27%	21.07%	21.31%	19.48%
Commercial		1.18%	1.02%	0.94%	0.99%	1.05%
Consumer		2.00%	2.69%	2.51%	2.48%	2.43%
Auto and Leasing		11.79%	11.87%	12.51%	12.48%	11.34%
Total		7.72%	8.60%	8.99%	9.27%	8.61%
Nonperforming Assets	(23)
Mortgage		$74,528	$76,662	$72,815	$67,028	$57,314
Commercial		224,014	222,820	21,679	22,290	23,506
Consumer		1,512	1,605	1,590	1,241	1,454
Auto and Leasing		8,587	8,482	8,668	9,008	7,300
Total nonperforming loans		308,641	309,569	104,752	99,567	89,574
Foreclosed real estate		9,956	10,697	12,343	13,608	13,920
Other repossessed assets		8,624	10,332	11,107	9,914	7,317
Total nonperforming assets		$327,221	$330,598	$128,202	$123,089	$110,811
Nonperforming Loan Rates
Mortgage		9.84%	9.71%	9.20%	8.47%	7.27%
Commercial		16.43%	16.82%	1.68%	1.83%	1.99%
Consumer		0.71%	0.83%	0.85%	0.71%	0.90%
Auto and Leasing		1.38%	1.41%	1.51%	1.66%	1.44%
Total loans		10.44%	10.64%	3.68%	3.65%	3.39%

10

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended June 30, 2015
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Non-acquired loans
Balance at beginning of period	$18,086	$33,123	$9,405	$15,762	$383	$76,759
(Recapture) provision for loan and lease losses	1,279	1,934	2,978	3,539	223	9,953
Charge-offs	(1,356)	(497)	(2,309)	(7,662)	-	(11,824)
Recoveries	67	219	390	3,425	-	4,101
Balance at end of period	$18,076	$34,779	$10,464	$15,064	$606	$78,989
Allowance coverage ratio	2.39%	$2.55%	$4.92%	$2.42%	$0.02%	$2.67%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$473	$13,687	$6	$-	$-	$14,166
Provision for loan and lease losses, net	-	1,253	78	2,862	-	4,193
Balance at end of period	473	$14,940	$84	$2,862	$-	$18,359

Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$49	$1,885	$3,516	$-	$5,450
(Recapture) provision for loan and lease losses		14	1,605	(121)	-	1,498
Charge-offs		(16)	(1,303)	(1,038)	-	(2,357)
Recoveries		7	429	502	-	938
Balance at end of period		$54	$2,616	$2,859	$-	$5,529

Total non-covered loans
Balance at beginning of period	$18,559	$46,859	$11,296	$19,278	$383	$96,375
(Recapture) provision for loan and lease losses	1,279	3,201	4,661	6,280	223	15,644
Charge-offs	(1,356)	(513)	(3,612)	(8,700)	-	(14,181)
Recoveries	67	226	819	3,927	-	5,039
Balance at end of period	$18,549	$49,773	$13,164	$20,785	$606	$102,877

Covered loans
Balance at beginning of period	$17,340	$52,922	$389	$-	$-	$70,651
Provision for loan and lease losses, net	148	(253)	-	-	-	(105)
FDIC shared-loss portion of provision for covered loan and lease losses, net	105	801	-	-	-	906
Balance at end of period	$17,593	$53,470	$389	$-	$-	$71,452

11

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended June 30, 2015
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$284,612	$57,330	$19,390	$47,097	$5,601	$414,030
Accretion	(8,813)	(9,597)	(2,143)	(6,163)	(1,287)	(28,003)
Transfers (to) from non-accretable discount	81	23,830	7,366	(9,403)	4,147	26,021
Balance at end of period	$275,880	$71,563	$24,613	$31,531	$8,461	$412,048

Non-Accretable Discount
Balance at beginning of period	$392,609	$15,826	$3,957	$14,543	$23,576	$450,511
Change in actual and expected losses	(3,421)	18,774	10,403	(256)	(73)	25,427
Transfers from (to) accretable yield	(81)	(23,830)	(7,366)	9,403	(4,147)	(26,021)
Balance at end of period	$389,107	$10,770	$6,994	$23,690	$19,356	$449,917

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$58,332	$33,481	$20,806	$1,665	$2,004	$116,288
Accretion	(3,276)	(8,047)	(405)	(937)	(93)	(12,758)
Transfers from (to) non-accretable discount	750	2,039	(2,052)	375	(1)	1,111
Balance at end of period	$55,806	$27,473	$18,349	$1,103	$1,910	$104,641

Non-Accretable Discount
Balance at beginning of period	$12,557	$10,493	$-	$-	$9,662	$62,410
Change in actual and expected losses	(405)	(8,454)	(2,052)	375	67	(10,469)
Transfers (to) from accretable yield	(750)	(2,039)	2,052	(375)	1	(1,111)
Balance at end of period	$11,402	$-	$-	$-	$9,730	$50,830

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2015	2015	2014	2014	2014
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$929,867	$948,302	$936,218	$919,804	$914,395
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$763,997	$782,432	$770,348	$753,934	$748,525
Less: Average intangible assets	(95,168)	(95,616)	(96,164)	(96,712)	(97,252)
Average tangible common equity	$668,829	$686,816	$674,184	$657,222	$651,273
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$911,599	$936,379	$942,197	$929,998	$925,202
Less: Intangible assets	(94,859)	(95,336)	(95,812)	(96,354)	(96,896)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$650,870	$675,173	$680,515	$667,774	$662,436

Common stock outstanding at end of period	44,368	44,665	44,614	45,060	45,023
Tangible book value	$14.67	$15.12	$15.25	$14.82	$14.71
Total Assets to Tangible Assets
Total assets	$7,398,325	$7,364,156	$7,449,109	$7,673,339	$7,710,145
Less: Intangible assets	(94,859)	(95,336)	(95,812)	(96,354)	(96,896)
Tangible assets	$7,303,466	$7,268,820	$7,353,297	$7,576,985	$7,613,249
Non-GAAP TCE Ratio
Tangible common equity	$650,870	$675,173	$680,515	$667,774	$662,436
Tangible assets	7,303,466	7,268,820	7,353,297	7,576,985	7,613,249
TCE ratio	8.91%	9.29%	9.25%	8.81%	8.70%

13
OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized		BASEL I
		2015	2015	2014	2014	2014
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Regulatory Capital Metrics	(24)
Common equity Tier 1 capital		$611,541	633,297	N/A	N/A	N/A
Tier 1 common equity capital		N/A	$ N/A	$575,655	$581,927	$572,954
Tier 1 capital		790,936	809,652	776,525	782,797	773,824
Total risk-based capital	(25)	868,622	887,042	851,410	858,356	863,791
Risk-weighted assets		4,993,044	5,015,090	4,847,150	4,905,814	4,994,378
Regulatory Capital Ratios	(24)
Common equity Tier 1 capital ratio	(26)	12.25%	12.63%	N/A	N/A	N/A
Tier 1 common equity ratio		N/A	N/A	11.88%	11.86%	11.47%
Tier 1 risk-based capital ratio	(27)	15.84%	16.14%	16.02%	15.96%	15.49%
Total risk-based capital ratio	(28)	17.40%	17.69%	17.57%	17.50%	17.30%
Leverage ratio	(29)	11.05%	11.23%	10.61%	10.51%	10.26%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach	(24)
Total stockholders' equity		$911,599	$936,379
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(30)	(18,833)	(30,215)
Unrealized losses on cash flow hedges, net of income tax	(30)	4,532	5,891
		731,428	746,185
Less: Disallowed goodwill		(86,069)	(86,069)
Disallowed other intangible assets, net	(31)	(2,145)	(2,261)
Disallowed deferred tax assets, net	(31)	(31,673)	(24,558)
Common equity Tier 1 capital		611,541	633,297
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)
Subordinated capital notes		35,000	35,000
Less: Disallowed deferred tax assets, net		(21,475)	(24,515)
Tier 1 capital		790,936	809,652
Plus: Long-term debt qualifying as Tier 2 capital		13,400	13,400
Qualifying allowance for loan and lease losses		64,286	63,990
Tier 2 capital		77,686	77,390
Total risk-based capital		$868,622	$887,042

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OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses, which is part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net (loss) income available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net (loss) income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.
(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)

During Q4 2014, the FDIC and the Company agreed to a change in the methodology for the determination of the fair value of covered assets.  The change resulted in higher claims to the FDIC and a lower amortization of the indemnification asset was required during the quarter.

(16)	During Q4 2014, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $3.8 million related to this program.
(17)

At June 30, 2015, amount includes a $26 million receivable from the FDIC corresponding to the Q1 2015 loss-share certification amounting to $13 million that was received during July 2015 and Q2 2015 loss-share certifications for non-single family residential mortgage loans.

(18)	At March 31, 2015, amount includes a $17 million receivable from the FDIC corresponding to the Q4 2014 loss-share certification that was received during April 2015.
(19)	At December 31, 2014, amount includes a $15 million receivable from the FDIC corresponding to the Q3 2014 loss-share certification that was received during January 2015.
(20)	During Q4 2014, the Company transferred 3,731 accounts with balances of approximately $100 million from demand deposit accounts to savings accounts.
(21)

During Q4 2014, the Company purchased 446,498 shares under the current stock repurchase program for a total of $6.5 million, at an average price of $14.65 per share. In addition, during Q2 2015, the Company purchased 303,985 shares under the current stock repurchase program for a total of $4.2 million, at an average price of $13.91 per share.

(22)	Production of new loans (excluding renewals).
(23)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(24)

During Q1 2015, the Company implemented the New Capital Rules, which incorporates Basel III Capital Requirements. The New Capital Rules revise the definitions and the components of regulatory capital, as well as address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The New Capital Rules also address asset risk weights and other matters affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing general risk-weighting approach with a more risk-sensitive approach. The New Capital Rules are effective for OFG Bancorp and Oriental Bank on January 1, 2015, subject to phase-in periods for certain of their components and other provisions. Among other matters, the New Capital Rules: (i) introduce a new capital measure called “Common Equity Tier 1” (“CET1”) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations.

(25)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(26)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(27)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(28)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(29)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(30)	The Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(31)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 40% for 2015.
(32)

During Q2 2015, the Company sold mortgage servicing rights on $653.5 million mortgage loans to Scotiabank PR. As a result, the delinquent GNMA's buy-back option program loans and corresponding liability decreased $30.5 million from Q1 2015.

(33)	The FDIC Indemnification Asset for projected claimable losses on non-single family residential loans loss-share period ended in June 30, 2015.
(34)

During Q2 2015, the Company had 54 more net exits from foreclosed real estate amounting to approximately $10 million than in Q1 2015. In addition, the Company had 174 less net entries in repossessed auto amounting to approximately $1.3 million compared to Q1 2015. The remaining decrease is due to a decline in value of foreclosed real estate and other repossessed properties.

15